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EXHIBIT 99.2    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK (AS RESTATED)

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        SafeNet's major market risk is to fluctuations in foreign currency exchange rates, principally related to the Swiss Franc. As of December 31, 2001, our investment in our European operations was approximately $2,258,000. A 10% change in the average Swiss Franc exchange rate for the year ended December 31, 2001 would have changed our reported loss from operations of discontinued GDS business for fiscal year 2001 by approximately $306,000, compared to $64,000 in 2000. A 10% change in the December 31, 2001 Swiss Franc exchange rate would have changed SafeNet's reported currency translation adjustment for fiscal year 2001 by approximately $29,000, compared to $354,000 in 2000. A 10% change in the average interest rate for fiscal year 2001 would have changed SafeNet's reported interest income by approximately $136,000.

        At December 31, 2001 and 2000, SafeNet did not have any interest bearing obligations. In addition, SafeNet does not hold any derivative instruments and does not have any commodity market risk.

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  EXHIBIT 99.2 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK (AS RESTATED)
  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK